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                                                                     EXHIBIT 5.1


                                   iTurf Inc.
                                435 Hudson Street
                            New York, New York 10014




                                                               November 19, 1999


iTurf Inc.
435 Hudson Street
New York, New  York 10014

Dear Sirs:

     I am the Chief Operating Officer, Secretary and General Counsel of iTurf Inc., a Delaware corporation (the "Company"), and I am rendering this opinion in connection with the Registration Statement on Form S-1 (No. 333-904535) with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933 (the "Act"), relating to the registration of 3,586,996 shares (the "Shares") of Class A common stock, par value $.01 per share, of the Company.

     As such counsel, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such corporate records, documents, agreements and instruments relating to the Company, and certificates of public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

     Based upon, and subject to, the foregoing, I am of the opinion that the Shares are duly authorized, and when issued as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,



                                             /s/ Alex S. Navarro